

<ARTICLE>                     5
<LEGEND>
         This schedule contains summary financial information extracted from the consolidated  financial  statements of Ethan Allen Interiors,  Inc. for the quarter ended December  31,1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                         0000896156
<NAME>                        0
<MULTIPLIER>                                   1,000
<CURRENCY>                                     U.S. Dollars

<PERIOD-TYPE>                                  6-MOS
<FISCAL-YEAR-END>                              JUN-30-2000
<PERIOD-START>                                 JUL-01-1999
<PERIOD-END>                                   DEC-31-1999
<EXCHANGE-RATE>                                1 <F1>
<CASH>                                         14,499
<SECURITIES>                                   0
<RECEIVABLES>                                  30,939 <F2>
<ALLOWANCES>                                   0
<INVENTORY>                                    152,584
<CURRENT-ASSETS>                               225,735 <F3>
<PP&E>                                         353,296
<DEPRECIATION>                                 117,744
<TOTAL-ASSETS>                                 519,246 <F4>
<CURRENT-LIABILITIES>                          91,758 <F5>
<BONDS>                                        9,699 <F6>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0 <F7>
<COMMON>                                       450 <F8>
<OTHER-SE>                                     383,023 <F9>
<TOTAL-LIABILITY-AND-EQUITY>                   519,246
<SALES>                                        407,078
<TOTAL-REVENUES>                               407,078 <F10>
<CGS>                                          214,658
<TOTAL-COSTS>                                  214,658
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             586 <F11>
<INCOME-PRETAX>                                70,954
<INCOME-TAX>                                   27,388
<INCOME-CONTINUING>                            43,566
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   43,566
<EPS-BASIC>                                    1.07 <F12>
<EPS-DILUTED>                                  1.04 <F13>

<F1>
   Not applicable. All figures for Ethan Allen Interiors, Inc. are in U.S. dollars.

<F2>
   Figure for receivables is net of allowances for doubtful accounts of $2,564.

<F3>
   Includes prepaid expenses of $16,849.

<F4>
   Includes goodwill of $13,770 (net of amortization).

<F5>
   Includes current portion of long-term debt of $7,907 as of December 31, 1999.

<F6>
   Includes long-term debt of $9,550 (net of the current portion of long-term debt) and capitalized leases of $149 (net of the current portion of capitalized leases). As of December 31, 1999 outstanding long-term debt of Ethan Allen on a consolidated basis consisted of (i) industrial revenue bonds of $8,455, and (ii) other of $1,095 (net of current portion). For a description of the terms of Ethan Allen's long-term debt, see the Company's Consolidated Financial Statements and Notes to the Annual Report on Form 10-K for fiscal year ended June 30, 1999.

<F7>
   Not applicable.

<F8>
   As of December 31, 1999, Ethan Allen had 45,032,846 shares of common stock, $.01 par value per share, issued. For a description of Ethan Allen's common stock, see the Company's Consolidated Statement of Stockholders' Equity and Consolidated Financial Statements in the Annual Report on Form 10-K for fiscal year 1999.

<F9>
   Consists of $271,969 of additional paid in capital, $201,984 of retained earnings and ($90,930) of treasury stock.

<F10>
   For the quarter ended December 31, 1999, Ethan Allen's revenues were derived from sales generated by its wholesale and retail operations.

<F11>
   Consists of $394 of interest expense and $192 of deferred amortization costs.

<F12>
   Basic earnings per share for the quarter ended December 31, 1999 was $0.61.

<F13>
   Diluted earnings per share for the quarter ended December 31, 1999 was $0.59.


